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                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this ____ day of _________, 1996, by and between KATMANDU ENTERTAINMENT CORP., a Delaware Corporation (the "Company"), and S. LANCE SILVER (the "Executive"). The Agreement shall become effective as of the date on which the Registration Statement on Form SB-2 with respect to the Company's initial public offering shall be deemed effective by the Securities and Exchange Commission (the "Effective Date").

                              W I T N E S S E T H:

                  WHEREAS, the Company believes that it would benefit from the application of the Executive's particular and unique skill, experience and background to the management and operation of the Company, and wishes to employ the Executive as Chief Executive Officer ("CEO") and Co-President of the Company; and

                  WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

                  1. Employment and Duties. The Company hereby employs the Executive as CEO and Co-President on the terms and conditions provided in this Agreement and Executive

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agrees to accept such employment subject to the terms and conditions of this
Agreement. The Executive shall perform the duties and responsibilities as are customary for the officer of a corporation in such positions, and shall perform such other duties and responsibilities as are reasonably determined from time to time by the Board of Directors of the Company (the "Board"). The Executive shall be based at the Company's offices in Philadelphia, Pennsylvania or such other place that shall constitute the Company's headquarters, although he may perform such duties and responsibilities, consistent with his obligations hereunder, from any other location, and except for business travel incident to his employment under this Agreement, the Company agrees the Executive shall not be required to relocate.

                 2. Term. The term of this Agreement shall be for three years (the "Initial Term"), commencing on the Effective Date, and expiring on the day preceding the third anniversary of the Effective Date (the "Termination Date"), unless extended by mutual agreement of the parties or earlier terminated in accordance with the terms of this Agreement.

                  3. Compensation. As compensation for performing the services required by this Agreement, and during the term of this Agreement, the Executive shall be compensated as follows:

                      (a) Base Compensation. The Company shall pay to the Executive an annual salary ("Base Compensation") of $150,000, payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local taxes. The Executive shall be entitled to increases in Base Compensation and bonuses with respect to each fiscal year during the term of this Agreement, to be determined

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by the Compensation Committee of the Board based on periodic reviews of the
Executive's performance conducted on at least an annual basis. The Executive's Base Compensation shall not be reduced during the term of this Agreement.

                      (b) Incentive Compensation. In addition to Base Compensation, the Executive shall receive additional compensation ("Incentive Compensation"). The Incentive Compensation shall be pursuant to short-term and/or long-term incentive compensation programs which shall be established by the Compensation Committee of the Board. For purposes of this Agreement, the Executive's "Pro Rata Share" of Incentive Compensation for any fiscal year of the Company shall be a fraction whose numerator shall be equal to the number of months (or parts of months) during which the Executive was actually employed by the Company during any such fiscal year and whose denominator shall be the total number of months in such fiscal year.

                 4. Employee Benefits. During the term of this Agreement and subject to the limitations set forth in this Section 4, the Executive and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), according to the terms of such plan or program, on terms no less favorable than the most favorable terms granted to senior executives of the Company.

                  5. Vacation and Leaves of Absence. The Executive shall be entitled to the normal and customary amount of paid vacation provided to senior executive officers of the Company, but in no event less than 25 days during each 12 month period, beginning on the Effective Date of this Agreement. Any vacation days that are not taken in a given 12 month period shall not accrue or carry over from year to year. Upon any termination of this Agreement

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for any reason whatsoever, accrued and unused vacation for the year in which this Agreement terminates will be paid to the Executive within 10 days of such termination based on his annual rate of Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Board in its sole and absolute discretion may determine, and is entitled to the same sick leave and holidays provided to other senior executive officers of the Company.

                 6. Expenses.

                      (a) Business Expenses. The Executive shall be promptly reimbursed against presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of business-related duties.

                      (b) Automobile Expense. During the term of this Agreement, in order to facilitate the performance of the Executive's duties hereunder, and otherwise for the convenience of the Company, the Company shall provide the Executive with an automobile allowance of $750 per month.

                  7. Indemnification. The Company shall (and is hereby obligated to) indemnify (including advance payment of expenses, which such expenses shall include without limitation attorneys' fees) the Executive in each and every situation where (i) the Company is obligated to make such indemnification pursuant to applicable law and the relevant portions of the Company's Certificate of Incorporation and By-Laws, and (ii) the Company, under applicable law, is not obligated, but is nevertheless permitted or empowered, to make such indemnification.

                  8. Termination and Termination Benefits.

                      (a) Termination by the Company.

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                      (i) With Cause. The Company may terminate this Agreement
prior to its expiration date only with "cause" by action of the Board. For purposes of this subsection 8(a)(i), "cause" shall mean (1) the continuing willful failure by the Executive to substantially perform his duties hereunder for any reason other than total or partial incapacity due to physical or mental illness, (2) gross negligence or malfeasance on the part of the Executive in the performance of his duties hereunder, and (3) the conviction of the Executive, by a court of competent jurisdiction, of a felony. Termination pursuant to this subsection 8(a)(i) shall be effective immediately upon giving the Executive written notice thereof and the reason or reasons therefor with respect to clauses (2) and (3) above, and 15 days after written notice thereof from the Board to the Executive specifying the acts or omissions constituting the failure and requesting that they be remedied with respect to clause (1) above, but only if the Executive has not cured such failure within such 15 day period. In the event of a termination pursuant to this subsection 8(a)(i), the Executive shall be entitled to payment of his Base Compensation and the benefits pursuant to
Section 4 hereof up to the effective date of such termination.

                      (ii) Disability. If due to illness, physical or mental disability, or other incapacity, the Executive shall fail, for a total of any six consecutive months ("Disability"), to substantially perform the principal duties required by this Agreement, the Company may terminate this Agreement upon 30 days' written notice to the Executive. In such event, the Executive shall be
(A) paid his Base Compensation until the Termination Date and his Pro Rata Share of any Incentive Compensation payable to him for the year in which the termination occurs, and (B) provided with employee benefits pursuant to Section 4, to the extent available, until the Termination Date; provided, however, that any compensation to be paid to the Executive


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pursuant to this subsection 8(a)(ii) shall be offset against any payments received by the Executive pursuant to any policy of disability insurance the premiums of which are paid for by the Company.

                      (b) Termination by the Executive. The Executive may terminate this Agreement for "good reason" upon 30 days' written notice to the Company (during which period the Executive shall, if requested in writing by the Company, continue to perform his duties as specified under this Agreement). For purposes of this Agreement, if the Executive's employment is terminated by the Company without cause (as such term is defined in subsection 8(a)(i) above) it shall be deemed as though the Executive terminated this Agreement for "good reason" under this subsection 8(b). In such event, the Executive shall be paid his Base Compensation up to the effective date of such termination and his full share of any Incentive Compensation payable to him for the year in which the termination occurs. For purposes of the Executive's termination of this Agreement for "good reason" under this subsection 8(b), "good reason" includes without limitation (A) the Company's failure to make any of the payments or provide any of the benefits to the Executive under this Agreement, and (B) the Company's material breach of any provision of this Agreement. In addition, it shall, at the option of the Executive, be deemed as though the Executive terminated this Agreement for "good reason" pursuant to this subsection 8(b) in the event that Stuart N. Harting, the Company's Co-President, terminates his Employment Agreement with the Company for "good reason" pursuant to subsection 8(b) of such Employment Agreement.

                      (c) Additional Termination Compensation. In the event of a termination of this Agreement pursuant to subsection 8(b) above, the Company, in addition to paying the Executive his Base Compensation and Incentive Compensation as hereinabove


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provided, shall make the following payment (hereinafter "Termination
Compensation") to the Executive: a lump sum payment equal to the lesser of (A) 24 months' Base Compensation, or (B) the Base Compensation that the Executive would have received during the remaining portion of the Initial Term, if any. Payment of Termination Compensation to the Executive shall occur no later than 14 days following the effective date of the Executive's termination.

                      (d) Death Benefit. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of the Executive's death. In such event the Executive's estate shall be paid his Base Compensation for the remainder of the month in which such termination occurs and his Pro Rata Share of any Incentive Compensation payable to him for the year in which such termination occurs.

                      (e) No Mitigation. The Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any payment or benefit provided in this Agreement be reduced by any compensation or benefit earned by the Executive after termination of his employment.

                  9. Company Property. All food and beverage preparation, menu-related, advertising, promotional, sales, suppliers', manufacturers' and other materials or articles or information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to the Executive by the Company or developed by the Executive on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with the Executive's employment hereunder, are and shall remain the sole and confidential property of the Company; if

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the Company requests the return of such materials at any time during or at or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.

                  10. Covenant Not To Compete.

                        (a) No Solicitation or Competition. During the effectiveness of this Agreement and for a period of one year after termination of the Executive's employment with the Company for any reason other than termination by the Company without cause or termination by the Executive for good reason, the Executive shall not, directly or indirectly, solicit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor, salesman or supplier of the Company to cease to do business or terminate his employment with the Company, and shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating anywhere within a 50 mile radius of any of the Company's restaurant, bar and night-club units which is involved in business activities which are in competition with the business activities carried on by the Company, or being definitively planned by the Company, at the time of the termination of Executive's employment. However, nothing contained in this Section 10 shall prevent the Executive from holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are publicly traded or from engaging in any real estate-related activities that are not in competition with the business activities of the Company.

                        (b) Confidentiality of Company Property. During the effectiveness of this Agreement and at all times thereafter, the Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any material referred to in Section 9 above.

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                        (c) Saving Clause. If the period of time or the area
specified in subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If the Executive violates any of the restrictions contained in the foregoing subsection (a), the restrictive period shall not run in favor of the Executive from the time of the commencement of any such violation until such time as such violation shall be cured by the Executive to the satisfaction of Company.

                  11. Miscellaneous.

                        (a) Integration; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

                        (b) Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

                        (c) Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or

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remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to the other or further notice or demand in similar or other circumstances.

                        (d) Power and Authority. The Company represents and warrants to the Executive that it has the requisite corporate power, to enter into this Agreement and perform the terms hereof; and that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

                        (e) Burden and Benefit; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns. In addition to, and not in limitation of anything contained in this Agreement, it is expressly understood and agreed that the Company's obligation to pay Termination Compensation as set forth herein shall survive any termination of this Agreement.

                        (f) Governing Law; Headings. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.


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                        (g) Notices. All notices called for under this Agreement
shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                                    If to the Executive:

                                    S. Lance Silver
                                    8 Shawnee Court
                                    Medford, New Jersey  08055

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                                    with a copy to:

                                    S. Lance Silver, Esquire
                                    Wolf, Block, Schorr and Solis-Cohen
                                    Twelfth Floor, Packard Building
                                    Philadelphia, Pennsylvania 19102-2678

                                    If to the Company:

                                    Katmandu Entertainment Corp.
                                    417 North Columbus Boulevard
                                    Philadelphia, Pennsylvania 19123
                                    Attention: Board of Directors

                                    with a copy to:

                                    Morse, Zelnick, Rose & Lander, LLP
                                    450 Park Avenue
                                    New York, New York  10022
                                    Attention: Howard Morse, Esquire

or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this subsection 11(g) for the service of Notices.

                  Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the day of transmission.

                  (h) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which

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federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ATTEST:                                     KATMANDU ENTERTAINMENT CORP.

______________________                      By: _____________________________
                                                Name:
                                                Title:

______________________                      _________________________________
                                                     S. Lance Silver

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